Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-53222) pertaining to TradeStation Group, Inc. of our report dated February 3, 2003, with respect to the consolidated financial statements of TradeStation Group, Inc. included in the Form 10-K for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Fort Lauderdale, Florida, March 21, 2003.